Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-230639 on Form F-3 and Nos. 333-249416, 333-231765, 333-225263, 333-218160, 333-215783, 333-211834, 333-208697, 333-204567 on Form S-8 of our reports dated March 25, 2021, relating to the financial statements of Galapagos NV and the effectiveness of Galapagos NV's internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2020.

Zaventem, Belgium, March 25, 2021

/s/ Deloitte Bedrijfsrevisoren/Réviseurs d’Entreprises CVBA/SCRL